EXHIBIT 21

                     SUBSIDIARIES OF HAEMONETICS CORPORATION

         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------

Haemonetics S.A.                                   Switzerland

Haemonetics Scandinavia, AB                        Sweden

Haemonetics GmbH                                   Germany

Haemonetics France S.A.R.L.                        France

Haemonetics Limited                                England

Haemonetics (U.K.) Limited                         Scotland

Haemonetics Japan K.K.                             Japan

Haemonetics Foreign Sales Corp.                    U.S. Virgin Islands

Haemonetics Belgium N.V.                           Belgium

Haemonetics B.V.                                   Netherlands

Haemonetics Italia S.R.L.                          Italy

Haemonetics GesmbH                                 Austria

Haemonetics Asia Inc., with branch in Taiwan       Delaware

Haemonetics Hong Kong Ltd.                         Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                   Czech Republic

Haemonetics Medical Devices (Shanghai)             People's Republic of
Trading Co. Ltd.                                   China

Transfusion Technologies Corporation               Delaware

Transfusion Technologies  GmbH                     Germany

Westgate Securities Corporation                    Massachusetts

Haemonetics Enterprises Inc.                       Delaware

Haemonetics Canada, Ltd.                           Canada

Haemonetics Ventures Corp.                         Massachusetts